Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Acting Chief Financial Officer of Novoste Corporation (the “Company”), each hereby certify that, to his knowledge on the date hereof:

1.	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2003	/s/ ALFRED J. NOVAK
Alfred J. Novak, Chief Executive Officer of Novoste Corporation

Date: November 4, 2003	/s/ SUBHASH C. SARDA
Subhash C. Sarda, Acting Chief Financial Officer of Novoste Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Novoste Corporation and will be retained by Novoste Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be deemed to be considered filed as part of the Form 10-Q.